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                                EXHIBIT  23.1



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                                                                EXHIBIT 23.1







                        INDEPENDENT AUDITORS' CONSENTS

The Board of Directors
AMC, Inc.:

    We consent to the use of our report included herein and to the reference to our firm under the headings "Summary Selected Financial Data," "Selected Historical Financial Data" and "Experts" in the prospectus.


                                                 KPMG PEAT MARWICK LLP


Atlanta, Georgia

May 2, 1996











The Partners and Stockholder
The Atlanta Market Center Companies:

    We consent to the use of our reports included herein and to the reference to our firm under the headings "Summary Selected Financial Data," "Selected Historical Financial Data" and "Experts" in the prospectus.


                                                 KPMG PEAT MARWICK LLP

Atlanta, Georgia

May 2, 1996